EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company’s previously filed Registration Statement on Form S-3, File No. 333-37073, and Registration Statements on Form S-8, File No. 333-46943 and File No. 033-62280.

TRICE GEARY & MYERS LLC

Salisbury, Maryland
March 13, 2008